Exhibit 99.1

234 Ninth Avenue North Seattle, WA 98109	T 206-624-3357 F 206-624-6857 www.jonessoda.com

URBAN JUICE AND SODA COMPANY LTD.

RECEIVES APPROVAL FOR NAME CHANGE TO JONES SODA CO.

-Stock Symbols Change to JSD on CDNX; JSDA on OTC Bulletin Board

August 3, 2000	Trading Symbol	CDNX:	JSD
		OTC:	JSDA

Seattle, WA, U.S.A. — Jones Soda Co. (the "Company" or "Jones"), announced today that it has received approval from the Canadian Venture Exchange and Washington State to change the name of the Company from Urban Juice and Soda Company Ltd. to Jones Soda Co., in connection with the Company's merger into its Washington state corporation.

This transaction was already approved by the Company's shareholders at shareholder meetings dated May 31st, 2000 and June 26th, 2000.

In addition, effective August 3, 2000, the company's stock symbol on the Canadian Venture Exchange is now JSD and JSDA on the OTC Bulletin Board. The CUSIP number for the Company has also changed to 48023P106.

With the above changes, the Company's corporate identity will now be Jones Soda Co., and clearly tied into its consumer brand.

Headquartered in Seattle, Washington, Jones Soda Co., markets its Jones Soda products through its distribution network in select markets across North America. A leader in the premium soda category, Jones is known for its innovative labeling technique that incorporates always-changing photos sent in from its consumers. Jones Soda is sold through traditional beverage retailers and everywhere you'd never expect to find a soda.

For further information, contact:
Jennifer Cue, Jones Soda Co.
(206) 624-3357 or jencue@jonessoda.com

The Canadian Venture Exchange has not reviewed and does not accept responsibility for the adequacy of the content of the information herein.